Exhibit 23.2

Consent of Independent Auditors

The Board of Directors

Worthington Armstrong Venture:

We consent to the incorporation by reference in the registration statements:

•	Form S-3 No. 333-219349 pertaining to the shelf registration of common shares, without par value, and debt securities of Worthington Industries, Inc.;
•	Forms S-8 Nos. 033-57981 and 333-168421 pertaining to the Worthington Industries, Inc. Deferred Profit Sharing Plan;
•	Forms S-3 Nos. 333-168418 and 333-48627 pertaining to the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan;
•	Forms S-8 Nos. 333-42849 and 333-191668 pertaining to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan, as amended;
•	Form S-8 No. 333-109619 pertaining to Worthington Industries, Inc. Amended and Restated 2003 Stock Option Plan, as amended;
•	Forms S-8 Nos. 333-137614 and 333-177237 pertaining to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors, as amended;
•	Form S-8 No. 333-126183 pertaining to the Worthington Industries, Inc. Retirement Savings Plan for Collectively Bargained Employees;
•	Form S-8 No. 333-169769 pertaining to the Worthington Industries, Inc. 2010 Stock Option Plan, as amended;
•	Form S-8 No. 333-198203 pertaining to the Worthington Industries, Inc. Amended and Restated 2005 Deferred Compensation Plan for Directors, as amended;
•	Form S-8 No. 333-198201 pertaining to the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan, as amended;
•	Form S-8 No. 333-198200 pertaining to the Worthington Industries, Inc. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan, as amended; and
•	Form S-8 No. 333-198199 pertaining to the Worthington Industries, Inc. Deferred Compensation Plan for Directors, as amended of our report dated February 18, 2019, with respect to the consolidated balance sheets of Worthington Armstrong Venture and subsidiaries as of December 31, 2018 and 2017, the related consolidated statements of income and comprehensive income, partners’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes, which report appears in Exhibit 99.1 in the May 31, 2019 annual report on Form 10-K of Worthington Industries, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
July 30, 2019